Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of Euramax Holdings, Inc. for the year ended December 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mitchell B. Lewis, as Chief Executive Officer of the registrant, and R. Scott Vansant, as Chief Financial Officer of the registrant, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Mitchell B. Lewis
Name:	Mitchell B. Lewis
Title:	Chief Executive Officer
Date:	March 23, 2012

/s/ R. Scott Vansant
Name:	R. Scott Vansant
Title:	Chief Financial Officer
Date:	March 23, 2012

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934.